Service Agreement Amendment


         Agreement effective January 1, 1999, by and between Penn Independent Corporation, 420 S. York Road, Hatboro, Pennsylvania, 19040 ("PIC") and Penn-America Group, Inc., 420 S. York Road, Hatboro, Pennsylvania, 19040 ("PAG").

         WHEREAS, the parties hereto are parties to a Service Agreement dated August 20, 1993, as most recently amended effective March 1, 1998 (the "Service Agreement"), and

         WHEREAS, the parties wish to amend the Service Agreement effective as of the effective date of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree that PAGI will pay to PIC a "monthly expense estimate", as follows:

(1) Effective January 1, 1999 through Effective January 1, 1999 through February 28, 1999, PAGI will pay to PIC: $225,000 per annum, or $18,750 per month;
(2)  Effective March 1, 1999 through September 30, 1999, PAGI will pay to PIC:
     $200,000 per annum, or $16,700 (approx.) per month;

         In accordance with paragraph 3 of the original Service Agreement dated August 20, 1993, the parties agree to meet prior to September 30, 1999 to conduct any review and make any adjustment necessary to the fee referenced in paragraph 2 above. In the event of any disagreement between PIC and PAGI, the parties shall in good faith attempt to resolve any dispute arising out of the interpretation or implementation of the agreement and this Amendment.

         The parties agree that the "monthly expense estimate" is based on: (a) telephone, insurance and building rental; and, (b) expenses for the salaries of Irvin Saltzman, Human Resources and office services and facilities management expenses, as more fully set forth in the attachments hereto, which are incorporated herein as though fully set forth at length.



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         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PENN INDEPENDENT CORPORATION                PENN-AMERICA GROUP, INC.



BY: /s/ Jason M. Waksman                   BY: /s/ Rosemary Ferrero
    Jason M. Waksman                            Rosemary Ferrero